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                                                                     EXHIBIT 5.1


                                December 18, 1998




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street
Washington, D.C. 20549


Ladies and Gentlemen:

         As Senior Vice President, General Counsel and Corporate Secretary for SunTrust Banks, Inc. (the "Registrant"), I am familiar with the preparation and filing of the Registrant's Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on or about December 18, 1998, pursuant to which the Registrant proposes to issue up to 3,446,960 shares of its $1.00 par value common stock ("Registrant's Common Stock") pursuant to the Crestar Financial Corporation 1993 Stock Incentive Plan, the 1981 Stock Option Plan of Crestar Financial Corporation and Affiliated Corporations, the Crestar/ANB Stock Option Plan, the Crestar/Citizens Stock Option Plan, the Crestar Financial Corporation Loyola - 1986 Stock Option Plan, the Crestar Employees' Thrift and Profit Sharing Plan, the Crestar Merger Plan for Transferred Employees and the Crestar Financial Corporation Directors' Equity Plan (the "Plans").

         I have reviewed the Plans and the Registration Statement, and I have examined and am familiar with, the originals or copies, certified or otherwise, of the documents, corporate records and other instruments of the Registrant relating to the proposed issuance of said Registrant's Common Stock which I deem relevant and which form the basis of the opinion hereinafter set forth.

         I am of the opinion that under the laws of the State of Georgia, the jurisdiction in which the Registrant is incorporated and the jurisdiction in which the Registrant has its principal office, upon the issuance of the shares of the Registrant's Common Stock pursuant to the aforesaid Registration Statement, all such shares when so issued will be duly authorized, validly issued and outstanding, and will be fully paid and non-assessable shares of the Registrant's Common Stock, and no personal liability will attach to the holders of any of the shares of the Registrant's Common Stock.

         The undersigned counsel to the Registrant hereby consents to the use of my opinion as Exhibit 5.1 to the aforesaid Registration Statement.

                                    Sincerely,



                                    /s/ Raymond D. Fortin

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